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                                                                     Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                        STATE OF
NAME OF SUBSIDIARY                      INCORPORATION         DOING BUSINESS AS
- --------------------------------------  --------------------  -----------------

Primary Care Corporation                Missouri                 N/A

Primary Care Associates                 Partnership              PrimeCare

Sterling Communities Corporation        Delaware                 N/A

PHP Family Healthcare Corporation       Delaware                 N/A

PHP Travel, Ltd.                        Virginia                 N/A

EastWest Research Corporation           Maryland                 N/A

Paragon JSC, Inc.                       Florida                  N/A

Paragon DSSC, Inc.                      Florida                  N/A

Commerce Park Development Corp.         Virginia                 N/A

Health Cost Consultants, Inc.           Virginia                 N/A

D.C. Chartered Health Plan, Inc.        District of Columbia     N/A

Virginia Chartered Health Plan, Inc.    Virginia                 N/A